Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Argan, Inc., a Delaware corporation (the “Company”), on 10-K for the year ended January 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Arthur F. Trudel, Senior Vice President and Chief Financial Officer, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Arthur F. Trudel Arthur F. Trudel
Senior Vice President and Chief Financial Officer
Date: April 14, 2010